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                                                                      EXHIBIT 23




                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Source One Mortgage Services Corporation of our report dated January 30, 1997, except for Notes 7 and 22, as to which the date is March 21, 1997, included in the 1996 Annual Report to Shareholder of Source One Mortgage Services Corporation.

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-47025 and Form S-4 No. 33-62765) of Source One Mortgage Services Corporation and in the related Prospectuses of our report dated January 30, 1997, except for Notes 7 and 22, as to which the date is March 21, 1997, with respect to the consolidated financial statements of Source One Mortgage Services Corporation incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1996.


                                                           /s/ Ernst & Young LLP

Detroit, Michigan
March 27, 1997